CSFB_03-AR18_PLS_V1 - Price/Yield - IIA1_10125

CSFB 2003-AR18 CLASS II-A-1

Balance	$140,000,000.00	Delay	24	WAC(2)	5.3723
Coupon*	3.8138	Dated	6/1/2003	NET(2)	4.8548
Settle	6/30/2003	First Payment	7/25/2003	WAM(2)	356

*PAYS GROUP NET WAC LESS [1.041%] THROUGH MONTH 53, THEN NET WAC LESS [0.02%]  - APPROX. NET RESET MARGIN OF [1.90%] (CALC. AS OF CUT-OFF DATE COLL. INFO.)

RUN TO BALLOON IN MONTH 57 / 5% CALL

Price	10 CPR, Call (Y)	20 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)	35 CPR, Call (Y)	40 CPR, Call (Y)	45 CPR, Call (Y)	50 CPR, Call (Y)	60 CPR, Call (Y)	65 CPR, Call (Y)
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
101-00	3.494	3.382	3.317	3.244	3.162	3.070	2.967	2.836	2.529	2.354
101-01	3.484	3.370	3.304	3.229	3.145	3.050	2.945	2.812	2.497	2.318
101-02	3.475	3.358	3.290	3.213	3.127	3.031	2.924	2.787	2.465	2.281
101-03	3.466	3.347	3.277	3.198	3.110	3.012	2.902	2.762	2.432	2.245
101-04	3.456	3.335	3.263	3.183	3.093	2.992	2.880	2.737	2.400	2.208
101-05	3.447	3.323	3.250	3.168	3.076	2.973	2.858	2.713	2.368	2.172
101-06	3.438	3.311	3.237	3.153	3.059	2.954	2.837	2.688	2.336	2.135
101-07	3.428	3.299	3.223	3.138	3.042	2.935	2.815	2.663	2.303	2.099
101-08	3.419	3.287	3.210	3.123	3.025	2.916	2.793	2.639	2.271	2.063
101-09	3.409	3.275	3.196	3.108	3.008	2.896	2.772	2.614	2.239	2.026
101-10	3.400	3.263	3.183	3.093	2.991	2.877	2.750	2.589	2.207	1.990
101-11	3.391	3.251	3.170	3.077	2.974	2.858	2.729	2.565	2.175	1.954
101-12	3.381	3.240	3.156	3.062	2.957	2.839	2.707	2.540	2.143	1.917
101-13	3.372	3.228	3.143	3.047	2.940	2.820	2.685	2.515	2.111	1.881
101-14	3.363	3.216	3.130	3.032	2.923	2.801	2.664	2.491	2.079	1.845
101-15	3.353	3.204	3.116	3.017	2.906	2.781	2.642	2.466	2.047	1.809
101-16	3.344	3.192	3.103	3.002	2.889	2.762	2.621	2.442	2.015	1.772

WAL	3.61	2.81	2.48	2.18	1.92	1.70	1.50	1.30	0.99	0.87
Mod Durn	3.29	2.59	2.30	2.04	1.81	1.60	1.42	1.25	0.96	0.85

Principal Window	Jul03 – Mar08	Jul03 – Mar08	Jul03 – Mar08	Jul03 – Mar08	Jul03 – Mar08	Jul03 – Mar08	Jul03 – Mar08	Jul03 – Oct07	Jul03 – Sep06	Jul03 – Apr06

LIBOR_6MO	1.164	1.164	1.164	1.164	1.164	1.164	1.164	1.164	1.164	1.164
LIBOR_1YR	1.150	1.150	1.150	1.150	1.150	1.150	1.150	1.150	1.150	1.150
CMT_1YR	1.058	1.058	1.058	1.058	1.058	1.058	1.058	1.058	1.058	1.058

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY PRICING